EXHIBIT 10.8


                           EQUITYHOLDERS AGREEMENT OF

                                DEX HOLDINGS LLC

                                NOVEMBER 8, 2002

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SECTION 1.      BOARD RIGHTS; VOTING AGREEMENTS; MANAGEMENT ARRANGEMENTS......2

SECTION 2.      TRANSFER RESTRICTIONS.........................................6

SECTION 3.      NOTICE OF PROPOSED TRANSFER...................................7

SECTION 4.      RIGHT OF FIRST REFUSAL........................................7

SECTION 5.      DRAG-ALONG RIGHTS.............................................9

SECTION 6.      TAG-ALONG RIGHTS.............................................10

SECTION 7.      EXIT RIGHTS..................................................12

SECTION 8.      REGISTRATION RIGHTS..........................................13

SECTION 9.      LEGEND ON CERTIFICATES.......................................20

SECTION 10.     DURATION OF AGREEMENT........................................20

SECTION 11.     SPECIAL MANAGEMENT RIGHTS....................................21

SECTION 12.     TRANSACTIONS WITH AFFILIATES.................................21

SECTION 13.     DEFINITIONS..................................................21

SECTION 14.     MISCELLANEOUS................................................26


EXHIBITS
--------

A  --  FORM OF EQUITYHOLDER JOINDER

                                DEX HOLDINGS LLC
                             EQUITYHOLDERS AGREEMENT

          This EQUITYHOLDERS AGREEMENT is made and effective as of November 8, 2002, among Dex Holdings LLC, a Delaware limited liability company (the "COMPANY"), Carlyle Partners III, L.P., a Delaware limited partnership ("CP III"), CP III Coinvestment, L.P., a Delaware limited partnership ("CARLYLE COINVEST"), Carlyle High Yield Partners, L.P., a Delaware limited partnership ("CHYP Coinvest"), Carlyle-Dex Partners L.P., a Delaware limited partnership ("CARLYLE COINVEST I"), Carlyle-Dex Partners II L.P., a Delaware limited partnership ("CARLYLE COINVEST II") and, together with CHYP Coinvest, Carlyle Coinvest, Carlyle Coinvest I and CP III, the "CARLYLE HOLDERS"), Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership ("WELSH CARSON IX"), WD GP Associates LLC ("WCAS COINVEST"), WD Investors LLC ("WCAS COINVEST II"), and A.S.F. Co-Investment Partners, L.P., a Delaware limited partnership ("ASF COINVEST" and, together with WCAS Coinvest II, WCAS Coinvest, and Welsh Carson IX, the "WCAS HOLDERS"), and any other subsequent holder of Interests who agrees to be bound by the terms of this Agreement. The Company, the Carlyle Holders and the WCAS Holders are sometimes referred to herein individually by name or as a "PARTY" and collectively as the "PARTIES", and the Carlyle Holders and the WCAS Holders, together with any subsequent equityholders which become parties hereto, are sometimes referred to herein as an "EQUITYHOLDER" and collectively as the "EQUITYHOLDERS". The meaning of certain capitalized terms used herein are set forth in Section 13 hereto.

                                    RECITALS

          WHEREAS each of the Parties hereto have entered into an Amended and Restated Limited Liability Company Agreement of Dex Holdings LLC, dated as of the date hereof (the "AMENDED AND RESTATED LLC AGREEMENT") pursuant to which the ownership interests, rights, powers and obligations of each Equityholder in the Company is set forth; and

          WHEREAS, the Company and certain other Persons listed on the signature pages thereto are parties to that certain Purchase Agreement, dated as of August 19, 2002 (the "DEX EAST PURCHASE AGREEMENT"), with respect to the purchase and sale of the limited liability company interests (the "DEX EAST EQUITY INTERESTS") of SGN LLC, a Delaware limited liability company, and the Company and certain other Persons listed on the signature pages thereto are parties to that certain Purchase Agreement, dated as of August 19, 2002 (the "DEX WEST PURCHASE AGREEMENT" and, together with the Dex East Purchase Agreement, the "PURCHASE AGREEMENTS"), with respect to the purchase and sale of the limited liability company interests (the "DEX WEST EQUITY INTERESTS" and, together with the Dex East Equity Interests, the "EQUITY INTERESTS") of GPP LLC, a Delaware limited liability company;

          WHEREAS, immediately following the Closing Date (as defined in the Dex East Purchase Agreement), the Parties will hold such number of Interests as listed on Schedule A to the Amended and Restated LLC Agreement; and

          WHEREAS, the Parties desire to enter into this Agreement to provide for certain matters with respect to the voting, ownership and transfer of the Interests now held of record or beneficially by, or hereafter acquired by, the Equityholders.

          NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT

SECTION 1. BOARD RIGHTS; VOTING AGREEMENTS; MANAGEMENT ARRANGEMENTS

          (a) From and after the date hereof, at each annual or special meeting called for the election of directors of the Company, and whenever the members of the Company act by written consent with respect to the election of directors, each Equityholder, severally and not jointly, agrees to vote or otherwise give such Equityholder's consent in respect of all Interests (whether now or hereafter acquired) owned by such Equityholder, and the Company shall take all necessary and desirable actions within its control, in order to cause:

                  (i) the authorized number of directors on the Board of Directors of the Company (the "BOARD") to initially be established at nine (9) and not more than eleven (11);

                  (ii) the election to the Board of:

                           (A) three (3) directors designated by the Carlyle
                  Holders (each, a "CARLYLE DESIGNEE"); provided, however, that, subject to the limitations set forth in Section 11, the number of Carlyle Designees shall be reduced (x) by one to the extent that the Carlyle Holders Transfer at least 33% (but less than 66%) of their original Percentage Interests, (y) by two to the extent that the Carlyle Holders Transfer at least 66% (but less than 90%) of their original Percentage Interests and (z) by three to the extent that the Carlyle Holders Transfer at least 90% of their original Percentage Interests;

                           (B) three (3) directors designated by the WCAS
                  Holders (each, a "WCAS DESIGNEE"); provided, however, that, subject to the limitations set forth in Section 11, the number of WCAS Designees shall be reduced (x) by one to the extent that the WCAS Holders Transfer at least 33% (but less than 66%) of their original Percentage Interests, (y) by two to the extent that the WCAS Holders Transfer at least 66% (but less than 90%) of their original Percentage Interests and (z) by three to the extent that the WCAS Holders Transfer at least 90% of their original Percentage Interests;

                           (C) the Chief Executive Officer of Dex Media East
                  LLC, a Delaware limited liability company (the "MANAGEMENT DESIGNEE"); and

                           (D) up to two (2) independent directors (each, an
                  "INDEPENDENT DESIGNEE"), one of whom shall be designated by the Carlyle Holders (so long as such holders are entitled to appoint at least one Carlyle Designee, and thereafter, such Independent Designee shall be appointed by a majority of the remaining directors), and one of whom shall be designated by the WCAS Holders (so long as such holders are entitled to appoint at least one WCAS Designee, and thereafter, such Independent Designee shall be appointed by a majority of the remaining directors); provided that the Independent Designees designated by the Carlyle Holders and WCAS Holders shall be reasonably acceptable to the WCAS Holders and Carlyle Holders, respectively; provided, further, with respect to the initial designation of the Independent Designees, the Carlyle Holders and WCAS Holders shall use their reasonable best efforts to coordinate the timing for their respective searches for Independent Designees following the Closing Date.

all of which designees shall hold office, subject to their earlier removal in accordance with clause (a)(iii) below, the Amended and Restated LLC Agreement and applicable law, until their respective successors shall have been elected and shall have qualified;

                  (iii) the removal from the Board (with or without cause) of
          (x) any director upon the written request of the Equityholders that designated such director or (y) in the case of any director not so designated by such Equityholders (including any director which shall no longer be a "Designee" of either the Carlyle Holders or the WCAS Holders as a result of a reduction in the number of such Holder's Designees pursuant to clause (a)(ii) above), by duly adopted action of the Board;

                  (iv) upon any vacancy in the Board as a result of any individual (x) designated by Equityholders pursuant to clause (ii) above ceasing to be a member of the Board, whether by resignation or otherwise, the election to the Board of an individual designated by such Equityholders, or (y) not so designated by such Equityholders ceasing to be a member of the Board, whether by resignation or otherwise, the election to the Board of an individual appointed by a majority of the remaining directors; and

                  (v) one Carlyle Designee to hold the position of Co-Chairman of the Board, who shall initially be James A Attwood, Jr., and one WCAS Designee to hold the position of Co-Chairman of the Board, who shall initially be Anthony J. de Nicola; provided, however, this clause (v) shall be applicable with respect to the Carlyle Holders or WCAS Holders, as applicable, only if such holders have the ability to designate at least one director in accordance with Section 1(a)(ii)(A) and (B), respectively.

          (b) No action may be taken at a meeting of the Board unless a quorum consisting of at least two Carlyle Designees (or, if applicable, the single remaining Carlyle Designee) and at least two WCAS Designees (or, if applicable, the single remaining WCAS Designee) is present in person or by proxy, unless, in either case, such Equityholders no longer have a designee on the Board, provided that, neither the Carlyle Designees nor the WCAS Designees, respectively, shall be entitled to assert the foregoing quorum right in respect of a duly called meeting if all of its designees have failed to attend the two immediately prior duly called Board meetings. The act of a majority of the Directors present at any meeting, including in any event at least one of the Carlyle Designees and one of the WCAS Designees (provided that, neither the Carlyle Designees nor the WCAS Designees, respectively, shall be entitled to assert the foregoing approval right in respect of a duly called meeting if all of its designees have failed to attend the two immediately prior duly called Board meetings), shall be the act of the Board, provided that if, at any time, the Carlyle Holders or the WCAS Holders, as the case may be, Transfer more than 80% of their original Percentage

Interests, then the act of a majority of the directors shall no longer require a Carlyle Designee or a WCAS Designee, as the case may be.

          (c) The Board may, by duly adopted action of the Board, designate one or more committees of one or more of the directors, including alternates who may replace any absent or disqualified member at any meeting of the committee; provided that at least one Carlyle Director and one WCAS Director shall be designated on each sitting committee of the Board. In addition, each Equityholder agrees to take all necessary and desirable actions within its control to cause its designees to the Board to vote or otherwise give such director's consent to the creation and maintenance of:

                  (i) a Compensation Committee of the Board, consisting of an equal number of Carlyle Designees and WCAS Designees and any additional directors as the Board may determine, which Compensation Committee shall approve all grants of stock options to employees of the Company, changes to compensation of officers of the Company, all annual bonuses granted to officers of the Company and all other employee benefits (including, without limitation, vacation policy, benefit plans, company automobiles and insurance) granted to officers of the Company; and

                  (ii) an Audit Committee of the Board, consisting of an equal number of Carlyle Designees and WCAS Designees and any additional directors as the Board may determine, which Audit Committee shall review and approve the financial statements of the Company as audited by the Company's independent certified public accountants.

          (d) Without obtaining the approval of each of (x) a majority of the Interests owned by the Carlyle Holders and (y) a majority of the Interests owned by the WCAS Holders, the Company shall not and shall not permit any of its Subsidiaries to:

                  (i) appoint, dismiss or replace the Chief Executive Officer or any of the other members of the Senior Management of the Company or any of its Subsidiaries;

                  (ii) enter into any material agreement for obtaining credit or financing from a third-party lender, including any public issuance or private placement, in excess of $25 million in aggregate;

                  (iii) merge or consolidate with or into another Person;

                  (iv) sell, transfer or dispose of all of its assets or assets with a value in excess of $25 million in any twelve-month period;

                  (v) issue any securities or register common stock (or common stock equivalents) in an initial public offering, recapitalize or reclassify existing securities, or undertake a tender offer or exchange offer (in accordance with the Securities Act and the Exchange Act, respectively);

                  (vi) in one or more related transactions, acquire, purchase or invest in any assets, other than in the ordinary course of business, or dispose of any assets, other than in the ordinary course of business, with a value in excess of $25 million in aggregate in any twelve-month period;

                  (vii) approve its annual operating budget (including its expected capital expenditure budget), or any material amendment or modification thereof, including, but not limited to, entering into any new or materially different line of business;

                  (viii) settle any material claims or litigation;

                  (ix) engage in any transactions between the Company and any Affiliate of the Company;

                  (x) declare, pay or accrue any dividends on, or repurchase, any Interests or class of capital stock;

                  (xi) amend its certificate of incorporation or by-laws (or comparable governance documents);

                  (xii) enter into any other material contracts or arrangements with payment obligations or payment receipts in excess of (A) $5 million individually, or (B) $25 million in aggregate with respect to related contracts or arrangements;

                  (xiii) appoint, create or maintain any committees of the Board, other than as contemplated herein;

                  (xiv) voluntarily liquidate, dissolve or windup the Company or any of its Subsidiaries;

                  (xv) declare bankruptcy or appoint a receiver on behalf of the Company or any of its Subsidiaries; and

                  (xvi) adopt or amend any stock option plan or other employee benefit plan, or issue any capital stock or other securities under any such plan, other than capital stock or other securities which it is obligated to issue under the terms of any existing or approved option or any existing or approved plan;

provided that, notwithstanding anything to the contrary herein, the approval of the Carlyle Holders or the WCAS Holders, as the case may be, pursuant to this
Section 1(d) shall not be required with respect to any actions by the Company (other than to the extent required under applicable law) at any time after the Carlyle Holders or the WCAS Holders, as the case may be, Transfer more than 80% of their original Percentage Interest.

          (e) The Parties agree to take all necessary action to cause Dex Media East LLC (f/k/a SGN LLC), a Delaware limited liability company ("DEX MEDIA EAST LLC"), to have at all times an Office of the Chairman, which shall have such powers as the Board assigns to it from time to time, including, but not limiting to, general supervision of the affairs of Dex Media East LLC, and shall keep the Board fully informed about the activities of Dex Media East LLC. The authorized number of Persons on the Office of the Chairman shall initially be established at five (5), consisting of (i) one designee from CP III, who shall initially be James A. Attwood, (ii) one designee from Welsh Carson IX, who shall initially be Anthony J. de Nicola, and (iii) the Chief Executive Officer, Chief Operating Officer and the Chief Financial Officer of Dex Media East LLC; provided, however, if either the Carlyle Holders or WCAS Holders do not have the right to designate at least one director in accordance with Section 1(a)(ii)(A) and (B), such Party will not have the right to designate a member of the Office of the Chairman, with such vacancy to be filled by the Board. A meeting of the Office of the Chairman may be called by any member upon three (3) Business Days' notice to each other member. No action may be taken at a meeting of the Office of the Chairman unless a quorum consisting of a majority of members, including the CP III and Welsh Carson IX designees, is present in person or by proxy, unless, in either case, the Carlyle Holders or WCAS Holders no longer have a designee on the Board, provided that, neither of the CP III and Welsh Carson IX designees, respectively, shall be entitled to assert the foregoing quorum right in respect of a duly called meeting if its designee has failed to attend the two immediately prior duly called meetings. The act of a majority of the members of the Office of the Chairman present at any meeting, including the CP III and Welsh Carson IX designees (provided that, neither designee, respectively, shall be entitled to assert the foregoing approval right in respect of a duly called meeting if such designee has failed to attend the two immediately prior duly called meetings), shall be the act of the Office of the Chairman, provided that if, at any time, the Carlyle Holders or the WCAS Holders, as the case may be, Transfer more than 80% of their original Percentage Interests, then the act of a majority of the directors shall no longer require such CP III and Welsh Carson IX designees, as the case may be.

          (f) The Parties agree to take all necessary action, either directly through the Company or indirectly through one of its Subsidiaries (as applicable), to cause the board of directors of each of the Company's Subsidiaries to have at all times a board composition that is the same as the Company's Board, unless otherwise determined by the Company's Board, and the Parties further agree that the other board and voting rights set forth in this
Section 1 shall be granted, mutatis mutandis, to each of the Equityholders in respect of such Subsidiaries' boards of directors.

SECTION 2. TRANSFER RESTRICTIONS

          Each of the Equityholders agrees and acknowledges that it will not, directly or indirectly, during a period equal to the lesser of (a) four years from the date hereof and (b) the period from date hereof until the IPO Date (such period, the "BLOCKOUT PERIOD"), Transfer any Interests, unless such Transfer complies with this Agreement. Notwithstanding the foregoing, the Company and each of the Equityholders acknowledges and agrees that any of the following Transfers by any Equityholder are deemed to be in compliance with this Agreement (each of which Transfers shall be accompanied by concurrent notice to the Company): (w) a Transfer approved by each of CP III and Welsh Carson IX, (x) a Transfer to an Affiliate of such Equityholder; (y) a Transfer made as part of a distribution by an Equityholder to its respective general or limited partners or members, as the case may be, following the IPO Date; or (z) a Transfer made in connection with an offering of securities pursuant to the exercise of an Equityholder's registration rights (together with Transfers pursuant to clauses
(w), (x) and (y), "PERMITTED TRANSFERS"); provided, however, that no Transfers shall be made under this Agreement when the Company is "in registration" or for a period of 180 days, or such shorter period required by the underwriters, after the IPO Date. Any transferee of such Transfer (other than a transferee acquiring such Interests pursuant to a registered offering, Public Sale or distribution contemplated by clause (y) above) shall agree in writing with the Parties to be bound by, and to comply with, all applicable provisions of and to be deemed to be an Equityholder for purposes of this Agreement.

SECTION 3. NOTICE OF PROPOSED TRANSFER

          (a) Prior to any proposed Transfer of any Interests (other than under the circumstances described in clause (w), (x), (y) or (z) of Section 2), the holder thereof shall give written notice to the Company of its intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed Transfer of the Interests may be effected without registration under the Securities Act, whereupon, subject to Sections 2, 4, 5 and 6, the holder of such Interests shall be entitled to Transfer such Interests in accordance with the terms of its notice. To the extent applicable, each certificate for Interests Transferred as above provided shall bear a legend to the effect that such Interests are unregistered under the Securities Act and may not be Transferred unless the Interests have been registered under the Securities Act or an exemption from registration is available, unless (i) such Transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to Transfer such securities in a public sale without registration under the Securities Act.

          (b) The foregoing restrictions on Transfer of Interests shall terminate as to any particular Interests when (i) such Interests shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such Interests or (ii) an Equityholder of such Interests is able to demonstrate to the Company (and its counsel) that the provisions of Rule 144(k) (or other equivalent rule) of the Securities Act are available to such holder without limitation. In either case, such holder of Interests shall be entitled to receive from the Company, without expense, a new certificate not bearing a restrictive legend, to the extent such Interests are generally available in certificated form by the Company.

SECTION 4. RIGHT OF FIRST REFUSAL

          (a) At any time after the end of the Blockout Period, an Equityholder (a "SELLING HOLDER" for the purposes of this Section 4) receives a bona fide offer from a Person (the "OFFEROR") to purchase any Interests, such Selling Holder shall provide written notice ("ROFR NOTICE") to the Carlyle Holders and WCAS Holders (as applicable) and the Company, which ROFR Notice shall set forth
(i) confirmation that such Selling Holder intends to Transfer all or certain of its Interests to such Offeror, (ii) the number of Interests proposed to be Transferred (the "OFFERED INTERESTS"), (iii) the proposed amount and form of consideration to be paid for the Offered Interests and (iv) all other material terms of the proposed Transfer. In the event that the terms and/or conditions set forth in the ROFR Notice are thereafter amended in any material respect, the Selling Holder(s) shall give written notice (an "AMENDED ROFR NOTICE") of the amended terms and conditions of the proposed Transfer to the Carlyle Holders and

WCAS Holders (as applicable) and the Company. Within ten (10) Business Days of receipt of the ROFR Notice, or, if later, within five (5) Business Days of the Amended ROFR Notice (the "ELECTION PERIOD"), the Carlyle Holders and the WCAS Holders (as applicable) will have an irrevocable right to elect to purchase all, but not less than all (unless the Selling Holder otherwise agrees to in writing), of the Offered Interests at the price and on the terms and conditions set forth in the ROFR Notice or, if applicable, Amended ROFR Notice, by delivery of a written notice to the Selling Holder (the "ELECTION NOTICE"). During such Election Period, such Selling Holder will provide the Carlyle Holders and WCAS Holders with any additional information as is reasonably requested with respect to such ROFR Notice and the Offered Interests. The Election Notice shall constitute the binding agreement of each electing Carlyle Holder and WCAS Holder (each, an "ELECTING PARTY") with the Selling Holder to purchase and sell, respectively, all of such Offered Interests at the price and on the terms and conditions set forth in the ROFR Notice or Amended ROFR Notice, as applicable; provided that if either the Carlyle Holders or the WCAS Holders are the Selling Holders and the Offeror identified by such holders is not reasonably acceptable to the WCAS Holders or the Carlyle Holders, as applicable, receiving the ROFR Notice, then the holders receiving such ROFR Notice shall be permitted to assign their respective rights and obligations under this Section 4 to another Person, who shall in any event be reasonably acceptable to the Selling Holders, for purposes of acquiring the Offered Interests and such other Person, upon acceptance of the assignment, shall be deemed to be the "Electing Party" for all purposes of this Section 4. If there is more than one Electing Party, such Election Notice shall constitute the binding agreement of the Electing Parties and Selling Holder to purchase and sell, respectively, all of such Offered Interests to such Electing Parties (on a pro rata basis according to the Percentage Interests owned by such Electing Parties or as otherwise agreed by them) at the price and on the terms and conditions set forth in the ROFR Notice or Amended ROFR Notice, as applicable.

          (b) Within thirty (30) days of delivery of the Election Notice, each Electing Party shall deliver to the Selling Holder (by certified check or wire transfer in immediately available funds) the purchase price of such Offered Interests to be purchased by such Electing Party, and the Selling Holder shall deliver certificates duly endorsed for Transfer or with duly executed stock powers or similar instruments, or such other instrument of Transfer of such Transferred Interests as may be reasonably requested by each Electing Party and the Company, with all stock transfer taxes paid and stamps affixed, and the each Electing Party shall comply with any other conditions to closing generally applicable to such Selling Holder(s) and the Electing Parties in such transactions. Notwithstanding the foregoing, if any Governmental Approval is required in connection with any such purchase of Offered Interests and such Governmental Approval has not been completed or obtained on or prior to the date scheduled for closing, the closing of the purchase of all Offered Interests shall take place on the fifth (5th) Business Day after such Governmental Approval has been completed or obtained. The Parties shall use reasonable efforts to complete or obtain any such required Governmental Approval; provided, however, that no Party shall be required to agree to any divestiture or operational constraint or pay any material amount of money (other than the filing fee payable in connection with any notification required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), which shall be paid by such Electing Party) as a condition of obtaining such Governmental Approval. If each of the Parties has acted in good faith to complete or obtain any such required Governmental Approval and such Governmental Approval has not been completed or obtained on or before the date which is ninety (90) days after the delivery to the Selling Holder of the Election

Notice, the proposed sale of Offered Interests subject to such required Governmental Approval shall be cancelled with respect to such Electing Party and, for all purposes, such Electing Party shall be deemed to have elected not to purchase such Offered Interests pursuant to this Section 4, and the Selling Holder shall be free to Transfer the Offered Interests to (i) the remaining Electing Parties in accordance with this Section 4 or (ii) if no such Electing Parties remain, the Offeror.

          (c) If the Election Notice is not received by such Selling Holder from any Carlyle Holder or WCAS Holder within the period specified in Section 4(a), the Selling Holder shall have the right to Transfer the Offered Interests specified in the ROFR Notice or Amended ROFR Notice, as applicable, to the Offeror in accordance with the terms of this Agreement, but only at a price and upon terms and conditions no less favorable to the Selling Holder than those stated in the ROFR Notice or Amended ROFR Notice, as applicable, and only if the consummation of sale occurs on a date within ninety (90) days from the end of the Election Period.

          (d) For purposes of calculating the purchase price of any such Transfer, if any portion of the consideration consists of other than cash, the Fair Market Value of any non-cash consideration shall be determined in accordance with Section 14(k) herein.

          (e) The closing of the transactions contemplated by this Section 4 shall occur at the principal place of business of the Company unless otherwise agreed to in writing by the parties to such transaction.

          (f) Notwithstanding the foregoing: (i) prior to any Transfer of Interests by a Selling Holder pursuant to this Section 4, the Selling Holder shall, after complying with the provisions of this Section 4, comply with the provisions of Section 6 hereof, if applicable; (ii) nothing in this Section 4 shall prevent a Permitted Transfer of any Interests by any Equityholder; and
(iii) the Carlyle Holders and the WCAS Holders, as applicable, shall not be entitled to the ROFR rights under this Section 4 at any time that the Carlyle Holders or the WCAS Holders, as applicable, have Transferred more than 80% of their respective original Percentage Interests.

SECTION 5. DRAG-ALONG RIGHTS

          (a) If the Carlyle Holders and the WCAS Holders collectively (the "SELLING HOLDERS" for the purposes of this Section 5) propose a Transfer to any Person (collectively, a "DRAG-ALONG TRANSFEREE") in a bona fide arm's-length transaction or series of transactions (including by way of a purchase agreement, tender offer, merger or other business combination transaction or otherwise) of an amount of Interests equal to 51% or more in the aggregate of the then outstanding Interests on the date thereof (an "EXIT SALE" for the purposes of this Section 5), then the Selling Holders may elect to require each (but not fewer than each) Other Equityholder to Transfer, as a part of the Exit Sale to such Drag-Along Transferee at the purchase price and upon the other terms and subject to the conditions of the Exit Sale (all of which shall be set forth in the Drag-Along Notice), that number of Interests as is equal to the product of
(i) a fraction, the numerator of which is the number of Interests proposed to be sold by the Selling Holders and the denominator of which is the aggregate number of Interests owned as of the date of the Drag-Along Notice by the Selling Holders and (ii) the number of Interests owned by such Other Equityholder as of the date of the Drag-Along Notice.

          (b) The rights set forth in Section 5(a) shall be exercised by giving written notice (the "DRAG-ALONG NOTICE") to each Other Equityholder, at least twenty (20) Business Days prior to the date on which the Selling Holders expect to consummate the Transfer giving rise to such Drag-Along Right. In the event that the terms and/or conditions set forth in the Drag-Along Notice are thereafter amended in any respect, the Selling Holders shall give written notice (an "AMENDED DRAG-ALONG NOTICE") of the amended terms and conditions of the proposed Transfer to each Other Equityholder. Each Drag-Along Notice and Amended Drag-Along Notice shall set forth: (i) the name of the Drag-Along Transferee and the amount of Interests proposed to be purchased by such Drag-Along Transferee,
(ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Drag-Along Transferee and a summary of any other material terms pertaining to the Transfer, (iii) the number of Interests that such Other Equityholder is required to sell in such Transfer and (iv) all other material terms of the proposed Transfer. After the delivery of such Drag-Along Notice, such Selling Holder will provide each of the Other Equityholders with any additional information as is reasonably requested with respect to such Transfer.

          (c) All Transfers of Interests to the Drag-Along Transferee pursuant to this Section 5 shall be consummated contemporaneously at the offices of the Company, unless the Selling Holder(s) elect otherwise, on the later of (i) a Business Day not less than twenty (20) or more than sixty (60) days after the Drag-Along Notice is delivered to the Parties or (ii) the fifth (5th) Business Day following receipt of all material Governmental Approvals, or at such other time and/or place as the parties to such Transfers may agree. The delivery of certificates (if any) or other instruments evidencing such Interests shall be made on such date, against payment of the purchase price for such Interests, duly endorsed for Transfer or with duly executed stock powers or similar instruments, or such other instrument of Transfer of such Interests as may be reasonably requested by the Selling Holders and the Company, with all stock transfer taxes paid and stamps affixed. Additionally, each Equityholder shall comply with any other conditions to closing generally applicable to such Selling Holders and all Other Equityholders selling Interests in such transaction. Each Other Equityholder shall receive the same amount and form of consideration received by the Selling Holder per each Interest. To the extent that the Parties are to provide any indemnification or otherwise assume any other post-closing liabilities, the Selling Holders and all Other Equityholders selling Interests in a transaction under this Section 5 shall do so severally and not jointly (and on a pro rata basis in accordance with their Interests being sold) and their respective potential liability thereunder shall not exceed the proceeds received, subject to customary exceptions in excess of such limits. Furthermore, each Other Equityholder shall only be required to give customary representations and warranties, including, but not limited to, title to interests conveyed, legal authority and capacity and non-contravention of other agreements.

          (d) Notwithstanding the foregoing, no drag-along rights under this
Section 5 shall apply with respect to any Permitted Transfer.

SECTION 6. TAG-ALONG RIGHTS

          (a) If any Carlyle Holder or WCAS Holder (for purposes of this Section 6, a "SELLING HOLDER") proposes to Transfer Interests held by such Selling Holder(s), whether in one transaction or in a series of related transactions, then such Selling Holder(s) shall give written notice (a "TAG-ALONG NOTICE") to each Other Equityholder setting forth in reasonable detail the terms and conditions of such proposed Transfer, including the proposed amount and form of consideration, terms and conditions of payment and a summary of any other material terms pertaining to the Transfer. In the event that the terms and/or conditions set forth in the Tag-Along Notice are thereafter amended in any respect, the Selling Holder(s) shall give written notice (an "AMENDED TAG-ALONG NOTICE") of the amended terms and conditions of the proposed Transfer to each Other Equityholder. The Selling Holder(s) shall provide additional information with respect to the proposed Transfer as reasonably requested by the Other Equityholders.

          (b) The Other Equityholders shall have the right, exercisable upon written notice to the Selling Holder(s) within twenty (20) days after receipt of any Tag-Along Notice, or, if later, within seven (7) days of such receipt of the most recent Amended Tag-Along Notice, to participate in the proposed Transfer by the Selling Holder(s) to the proposed purchaser (the "TAG-ALONG TRANSFEREE") on the terms and conditions set forth in such Tag-Along Notice or the most recent Amended Tag-Along Notice, as the case may be (such participation rights being hereinafter referred to as "TAG-ALONG RIGHTS"). Any Other Equityholders that has not notified the Selling Holder(s) of its intent to exercise Tag-Along Rights within twenty (20) days of receipt of a Tag-Along Notice (or, if applicable, within seven (7) days of receipt of an Amended Tag-Along Notice) shall be deemed to have elected not to exercise such Tag-Along Rights with respect to the Transfer contemplated by such Notice. Each Other Equityholder may participate with respect to the Interests owned by such Party in an amount equal to the product obtained by multiplying (i) the aggregate number of Interests owned by such Other Equityholder on the date of the Transfer by (ii) a fraction, the numerator of which is equal to the number of Interests proposed to be Transferred by the Selling Holder(s) and the denominator of which is the aggregate number of Interests owned by the Selling Holder(s) and any other participating Other Equityholders. If one or more Other Equityholders hereunder elect not to include the maximum number of Interests in a proposed Transfer, the participating Equityholders (including the Selling Holder) may sell in the proposed Transfer a number of additional Interests owned by any of them equal to their pro rata portion of the number of Interests eligible to be included in the proposed Transfer and not so elected to be included (the "ELIGIBLE SHARES"), based on the relative number of Interests then held by each such Equityholder, and such additional Interests which any such Equityholder(s) propose to sell shall not be included in any calculation made pursuant to the second sentence of this Section 6(b) for the purpose of determining the number of Interests which the Equityholder will be permitted to include in a proposed Transfer.

          (c) At the closing of the Transfer to any Tag-Along Transferee pursuant to this Section 6, the Tag-Along Transferee shall remit to each Selling Holder the consideration for the Interests of such Selling Holder sold pursuant hereto against delivery by such Selling Holder of certificates (if any) or other instruments evidencing such Interests, duly endorsed for Transfer or with duly executed stock powers or similar instruments, or such other instrument of Transfer of such Interests as may be reasonably requested by the Tag-Along Transferee and the Company, with all stock transfer taxes paid and stamps affixed. Additionally, each Equityholder shall comply with any other conditions to closing generally applicable to such Selling Holder(s) and all Other Equityholders selling Interests in such transaction. The consummation of such proposed Transfer shall be subject to the sole discretion of the Selling Holder(s), who shall have no liability or obligation whatsoever to any Other Equityholder participating therein other than to obtain for such Other Equityholder the same terms and conditions as those set forth in the Tag-Along

Notice or any Amended Tag-Along Notice. Each Other Equityholder shall receive the same amount and form of consideration received by the Selling Holder per each Interest. To the extent that the Parties are to provide any indemnification or otherwise assume any other post-closing liabilities, the Selling Holders and all Other Equityholders selling Interests in a transaction under this Section 6 shall do so severally and not jointly (and on a pro rata basis in accordance with their Interests being sold), and their respective potential liability thereunder shall not exceed the proceeds received, subject to customary exceptions in excess of such limits.

          (d) Notwithstanding the foregoing, no Tag-Along Rights of any Equityholder shall apply hereunder with respect to (i) any Permitted Transfer or
(ii) any Transfers occurring following the IPO Date in which the Interests to be sold equal less than 5% of the aggregate Interests of the Company then outstanding.

SECTION 7. EXIT RIGHTS

          Notwithstanding anything to the contrary contained herein, at any time after the eighth (8th) anniversary of the date hereof and prior, in any event, to the IPO Date, either of the Carlyle Holders or the WCAS Holders (a "SELLING HOLDER" for the purposes of this Section 7, and the Carlyle Holders or the WCAS Holders (as applicable) that are not electing to sell, a "NON-SELLING HOLDER" for the purposes of this Section 7) may elect to cause either (x) a sale of all or substantially all of the Company (including by way of an asset sale, stock sale, tender offer, merger or other business combination transaction or otherwise) (an "EXIT SALE" for purposes of this Section 7) or (y) a Public Sale of the Interests (an "EXIT IPO" for purposes of this Section 7), provided that no such rights shall be available, at any date, to a Selling Holder that either
(i) has Transferred more than 50% of its original Percentage Interests or (ii) owns aggregate Interests equal to less than 80% of the aggregate Interests owned by the Non-Selling Holder. The rights set forth in this Section 7 shall be exercised by giving written notice (the "EXIT SALE NOTICE") to each Other Equityholder which shall set forth: (i) the proposed manner of exit, either Exit Sale or Exit IPO; (ii) the proposed number of Interests that the Selling Holder is selling in the sale; and (iii) all other material terms of the proposed sale. If an Exit Sale is elected by the Selling Holder, the Selling Holder, the Non-Selling Holder, each Other Equityholder and the Company each agree to treat such Exit Sale as a drag-along sale in accordance with Section 5 and all of the terms and conditions shall apply, mutatis mutandis, to the Exit Sale so elected pursuant to this Section 7. If an Exit IPO is elected by the Selling Holder, the Selling Holder, the Non-Selling Holder, each Other Equityholder and the Company each agree to treat such Exit IPO as a Demand Registration in accordance with
Section 8 and all of the terms and conditions shall apply, mutatis mutandis, to the Exit IPO so elected pursuant to this Section 7. In addition, upon receipt of an Exit Sale Notice pursuant to this Section 7, the Non-Selling Holder shall be entitled to elect by written notice to the Selling Holder to have the Company receive, as a condition to the consummation of such Exit Sale, a fairness opinion from a nationally recognized appraisal or investment banking firm stating that the consideration to be paid in such transaction is fair, from a financial standpoint, to the Equityholders. The Selling Holder and the Non-Selling Holder will reasonably and in good faith mutually select such appraisal or investment banking firm, provided that, if such parties are unable to mutually agree upon a single firm within 10 days of the receipt by the Selling Holder of the Non-Selling Holder's notice referenced above, the Selling Holder and the Non-Selling Holder shall within three days thereafter each select a nationally recognized appraisal or investment banking firm and the firms so selected by them shall then select within three days thereafter a third nationally recognized appraisal or investment banking firm to deliver the fairness opinion. The costs of such firm shall be borne by the Company.

SECTION 8. REGISTRATION RIGHTS

          (a) Demand Registrations.

                  (i) Right to Demand Registration. The Carlyle Holders and WCAS Holders shall each have the right at any time following the IPO Date to make a written request of the Company for registration with the Securities and Exchange Commission (the "Commission"), under and in accordance with the provisions of the Securities Act, of all or part of the Registrable Interests held of record and beneficially by such Carlyle Holders and WCAS Holders, as applicable (each a "DEMAND REGISTRATION" and such Carlyle Holders and WCAS Holders, as applicable, the "DEMANDING HOLDER"); provided, that (x) the Company need not effect a Demand Registration of less than $75 million of gross proceeds, and (y) the Company may defer such Demand Registration for a single period not to exceed 120 days during any one year period if the Board determines in the exercise of its reasonable judgment that to effect such Demand Registration at such time would have a material adverse effect on the Company, including interfering with any pending or potential acquisition, disposition or securities offering of the Company. Within ten (10) days after receipt of the request for a Demand Registration, the Company will send written notice (the "DEMAND NOTICE") of such registration request and its intention to comply therewith to all holders of Registrable Interests and, subject to subsection (iii) below, the Company will include in such registration all the Registrable Interests with respect to which the Company has received written requests for inclusion therein within twenty (20) Business Days after the date such Demand Notice is given. All requests made pursuant to this subsection (i) will specify the aggregate number of Registrable Interests requested to be registered and will also specify the intended methods of disposition thereof. Upon receipt of a Demand Notice, the Company shall use its commercially reasonable efforts to effect registration of the Registrable Interests to be registered in accordance with the intended method of distribution specified in writing by the Demanding Holder as soon as practicable and to maintain the effectiveness of such registration for a period of ninety (90) days. If available to the Company, the Company will effect such registration on Form S-3 or an equivalent form in which event it shall use its commercially reasonable efforts to maintain the effectiveness of such registration for a period of one-hundred and eighty (180) days; provided, however, that the Company shall not effect a registration on Form S-3 or an equivalent form if the managing underwriter or underwriters determine that using a different registration form is in the best interests of the Company and/or the Demanding Holder and other holders.

                  (ii) Number of Demand Registrations. Subject to the restrictions herein, each Carlyle Holder and each WCAS Holder shall have an unlimited right to demand registration of its respective Registrable Interests. The Company shall not be required to cause a registration pursuant to Section 8(a)(i) to be declared effective within a period of 90 days after the date of any other Company registration statement was declared effective pursuant to a Demand Registration request or a filing for the Company's own behalf.

                  (iii) Priority on Demand Registrations. If in any Demand Registration the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, the Demanding Holder after consultation with an investment banker of nationally recognized standing), advise the Company in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering (including, without limitation, an impact on the selling price), the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters (or the Demanding Holder, as the case may be) can be sold without having a material adverse effect on the success of the offering, as follows: first, the securities which the Equityholders, including the Demanding Holder(s) (pro rata among all such Equityholders on the basis of the relative percentage of Registrable Interests owned by all Equityholders who have requested that securities owned by them be so included), propose to sell, and second, the securities of any additional holders of the Company's securities eligible to participate in such offering, pro rata among all such Persons on the basis of the relative percentage of such securities held by each of them. In the event that the managing underwriter or Demanding Holder determines that additional Registrable Interests may be sold in any Demand Registration without having a material adverse effect on the success of the offering, the Company may include Comparable Securities to be issued and sold by the Company or comparable securities held by Persons other than the Parties.

                  (iv) Selection of Underwriters. If a Demand Registration is to be an underwritten offering, the holders of a majority of the Registrable Interests to be included in such Demand Registration will select a managing underwriter or underwriters of recognized national standing to administer the offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company.

          (b) Piggyback Registrations. If the Company at any time proposes to register under the Securities Act any Interests or any security convertible into or exchangeable or exercisable for Interests, whether or not for sale for its own account and other than pursuant to a Demand Registration, on a form and in a manner which would permit registration of the Registrable Interests held by a Equityholder for sale to the public under the Securities Act, the Company shall give written notice of the proposed registration to each Equityholder not later than thirty (30) days prior to the filing thereof. Each Equityholder shall have the right to request that all or any part of its Registrable Interests be included in such registration. Each Equityholder can make such a request by giving written notice to the Company within ten (10) Business Days after the giving of such notice by the Company; provided, however, that if the registration is an underwritten registration and the managing underwriters of such offering determine that the aggregate amount of securities of the Company which the Company and all Equityholders propose to include in such Registration Statement exceeds the maximum amount of securities that may be sold without having a material adverse effect on the success of the offering, including without limitation the selling price and other terms of such offering, the Company will include in such registration, first, the securities which the Company proposes to sell, second, the Registrable Interests of such Equityholders, pro rata among all such Equityholders on the basis of the relative percentage of Registrable Interests owned by all Equityholders who have requested that securities owned by them be so included (it being further agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation of the Equityholders), and third, the comparable securities of any additional holders of the Company's securities, pro rata among all such holders on the basis of the relative percentage of such securities held by each of them. Registrable Interests proposed to be registered and sold pursuant to an underwritten offering for the account of any Equityholder shall be sold to the prospective underwriters selected or approved by the Company and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company and the prospective underwriters. Any Equityholder who holds Registrable Interests being registered in any offering shall have the right to receive a copy of the form of underwriting agreement and shall have an opportunity to hold discussions with the lead underwriter of the terms of such underwriting agreement. The Company may withdraw any Registration Statement at any time before it becomes effective, or postpone or terminate the offering of securities, without obligation or liability to any Equityholder.

          (c) Holdback Agreements. Notwithstanding any other provision of this
Section 8, each Equityholder agrees that (if so required by the underwriters in an underwritten offering and provided that such condition is applicable to all Equityholders) it will not (and it shall be a condition to the rights of each Equityholder under this Section 8 that such Equityholder does not) offer for Public Sale any Interests during a period not to exceed sixty (60) days prior to and one-hundred and eighty (180) days after the effective date of any Registration Statement filed by the Company in connection with an underwritten public offering (except as part of such underwritten registration or as otherwise permitted by such underwriters); provided, however, no Equityholder shall object to shortening such period if the underwriter agrees that shortening such period would not materially and adversely effect the success of the offering.

          (d) Expenses. Except as otherwise required by state securities or blue sky laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company and the Equityholders in connection with any registration under this Section 8 shall be borne by the Company, except that the following expenses shall be borne by the Equityholders incurring the same: (i) the costs and expenses of counsel to such Equityholder to the extent such Equityholder retains counsel (except the costs of one counsel for all Equityholders to the extent retained, which shall be borne by the Company); (ii) discounts, commissions, fees or similar compensation owing to underwriters, selling brokers, dealer managers or other industry professionals, to the extent relating to the distribution or sale of such Equityholder's securities; (iii) transfer taxes with respect to the securities sold by such Equityholder; and (iv) other expenses incurred by such Equityholder and incidental to the sale and delivery of the securities to be sold by such Equityholder.

          (e) Registration Procedures. In connection with any registration of Registrable Interests under the Securities Act pursuant to this Agreement, the Company will consult with each Equityholder whose equity interest is to be included in any such registration concerning the form of underwriting agreement, shall provide to such Equityholder the form of underwriting agreement prior to the Company's execution thereof and shall provide to such Equityholder and its representatives such other documents (including comments by the Commission on the Registration Statement) as such Equityholder shall reasonably request in connection with its participation in such registration. The Company will furnish each Equityholder whose Registrable Interests are registered thereunder and each underwriter, if any, with a copy of the Registration Statement and all amendments thereto and will supply each such Equityholder and each underwriter, if any, with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration. The Company shall not, however, be required to maintain the Registration Statement effective or to supply copies of a prospectus for a period beyond ninety (90) days after the effective date of such Registration Statement (or such longer period as is otherwise set forth herein or agreed to by the Company) and, at the end of such period, the Company may deregister any securities covered by such Registration Statement and not then sold or distributed. In the event that the Company prepares and files with the Commission a registration statement on any appropriate form under the Securities Act (a "REGISTRATION STATEMENT") providing for the sale of Registrable Interests held by any Equityholder pursuant to its obligations under this Section 8, the Company will:

                  (i) upon filing a Registration Statement or any prospectus related thereto (a "PROSPECTUS") or any amendments or supplements thereto, furnish to the Equityholders whose Registrable Interests are covered by such Registration Statement and the underwriters, if any, copies of all such documents;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the ninety
          (90) day period referenced in Section 8(e); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and, comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

                  (iii) promptly notify the Equityholders and the managing underwriters, if any, and (if requested by any such Person or entity) confirm such advice in writing, (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Interests for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (iv) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

                  (v) if requested by the managing underwriters or a Equityholder, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or the Equityholders holding a majority of the Registrable Interests being sold by Equityholders agree should be included therein relating to the sale of such Registrable Interests, including without limitation information with respect to the amount of Registrable Interests being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Interests to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (vi) furnish to such Equityholder and each managing underwriter at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (vii) deliver to such Equityholders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons or entities may reasonably request;

                  (viii) prior to any Public Sale of Registrable Interests, register or qualify or cause to be registered or qualified such Registrable Interests for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Equityholder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Interests covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

                  (ix) cooperate with the Equityholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Interests to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Registrable Interests to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Interests to the underwriters;

                  (x) if any fact described in clause (iii)(E) above exists, prepare a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Interests being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (xi) cause all Registrable Interests covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                  (xii) provide and cause to be maintained a transfer agent and registrar for all such Registrable Interests covered by such registration statement not later than the effective date of such registration statement;

                  (xiii) obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and to the Equityholders owning a majority in interest of the Registrable Interests being registered in such offering, and furnish to each Equityholder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Equityholder or underwriter;

                  (xiv) deliver promptly to each Equityholder participating in the offering and each underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Interests covered by such Registration Statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

                  (xv) provide a CUSIP number for all Registrable Interests included in such Registration Statement, not later than the effective date of the applicable Registration Statement;

                  (xvi) enter into such agreements (including an underwriting agreement in form reasonably satisfactory to the Company) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Interests;

                  (xvii) make available for inspection by a representative of the Equityholders the Registrable Interests being sold pursuant to such Registration Statement, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Equityholders or underwriter, all financial and other records, any pertinent corporate documents and properties of the Company reasonably requested by such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons or entities unless disclosure of such records, information or documents is required by court or administrative order;

                  (xviii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and relevant state securities commissions, and make generally available to the Equityholders earning statements satisfying the provisions of
          Section 12(a) of the Securities Act no later than forty-five (45) days after the end of any 12-month period (or one-hundred and twenty (120) days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Interests of such Equityholder is sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods; and

                  (xix) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Interests.

          (f) Conditions to Equityholder Rights; Indemnification by Equityholder. It shall be a condition of each Equityholder's rights hereunder to have Registrable Interests owned by it registered that:

                  (i) such Equityholder shall cooperate with the Company in all reasonable respects by supplying information and executing documents relating to such Equityholder or the securities of the Company owned by such Equityholder in connection with such registration;

                  (ii) such Equityholder shall enter into such undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to ensure compliance with federal and state securities laws and the rules or other requirements of the NASD or otherwise to effectuate the offering; and

                  (iii) such Equityholder shall execute and deliver an agreement to indemnify and hold harmless the Company and each underwriter (as defined in the Securities Act), and each Person or entity, if any, who controls such underwriter within the meaning of the Securities Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such underwriter or controlling Person or entity may become subject under the Securities Act or otherwise, in such manner as is customary for registrations of the type then proposed and, in any event, at least equivalent in scope to indemnities given by the Company in connection with such registration, but only with respect to information furnished by such Equityholder in writing and specifically for use in the Registration Statement or Prospectus in connection with such registration (other than information given with respect to the Company in such Equityholder's capacity as an officer, director or employee of the Company) and with respect to such Equityholder's failure to deliver Prospectuses as required under the Securities Act.

          (g) Indemnification by Company. In the event of any registration under the Securities Act of any Registrable Interests of Equityholders pursuant to this Section 8, the Company shall execute and deliver an agreement to indemnify and hold harmless each Equityholder disposing of such Registrable Interests and any underwriter in connection with such disposition against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such Equityholder may become subject under the Securities Act or otherwise, in such manner as is customary in underwriting agreements for registrations of the type then proposed.

          (h) Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder. Upon the request of any Equityholder, the Company will deliver to such Equityholder a written statement as to whether it has complied with such requirements.

SECTION 9. LEGEND ON CERTIFICATES

          To the extent applicable, each certificate representing Interests shall, conspicuously bear the following legend until such time as the Interests represented thereby are no longer subject to the provisions hereof:

                  "THE INTERESTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OR EXCHANGED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR EXCHANGE COMPLIES WITH THE PROVISIONS OF THE EQUITYHOLDERS AGREEMENT DATED AS OF NOVEMBER 8, 2002 BETWEEN DEX HOLDINGS LLC (THE "COMPANY") AND THE EQUITYHOLDER NAMED ON THE FACE HEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

The Company covenants that it shall keep a copy of this Agreement on file at its corporate headquarters for the purpose of furnishing copies to the Parties hereto.

SECTION 10. DURATION OF AGREEMENT

          This Agreement shall terminate upon the earliest to occur of (i) the mutual agreement of the Carlyle Holders and the WCAS Holders, (ii) a Company Sale, or (ii) with respect to any Equityholder, the date on which such Equityholder, no longer owns any Interests.

SECTION 11. SPECIAL MANAGEMENT RIGHTS

          Notwithstanding anything to the contrary in Section 1 hereof and consistent with the terms and conditions of the Agreement among Members, dated as of the date hereof, among the Equityholders parties thereto, on and after the date hereof and for so long as it owns any equity or debt securities of the Company, each of CP III, Carlyle Coinvest I, Welsh Carson IX and WCAS Coinvest II shall (A) (i) have the right to elect at least one member to the Company's Board (and each board of directors of the Company's Subsidiaries) pursuant to
Section 1(a) or (ii) if such Party no longer has the right described in clause
(i) (it being agreed and understood that the designation of which Equityholder is to retain the director nominee right among the Carlyle Holders is be made by CPIII, and the designation of which Equityholder is to retain the director nominee right among the WCAS Holders is to be made by Welsh Carson IX), such Party shall have the right to appoint a non-voting observer to the Company's Board (and each board of directors of the Company's Subsidiaries), such rights to be consistent with similar rights the Company has granted to other Persons, and (B) have the right to substantially participate in and substantially influence the conduct of the Company's management and its business through such Equityholder's representation on the Company's Board (and such other boards).

SECTION 12. TRANSACTIONS WITH AFFILIATES

          Each of the Carlyle Holders, the WCAS Holders, and ASF Coinvest, whether acting for itself (and not on behalf of the Company), is hereby authorized to purchase property from, sell property to, or otherwise transact any business with the Company, or any of its respective Affiliates; provided, that any such dealing (i) shall be made on an arm's-length basis if made on behalf of the Company and (ii) shall not be in violation of this Agreement; provided, further that the arrangements provided for under each of the Management Consulting Agreements with Affiliates of the Carlyle Holders and the WCAS Holders, as the case may be, shall not be in violation of this Agreement.

SECTION 13. DEFINITIONS

          (a) As used in this Agreement, the following terms have the following meanings:

          "AFFILIATE" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "AMENDED AND RESTATED LLC AGREEMENT" has the meaning set forth in the Recitals.

          "AMENDED DRAG-ALONG NOTICE" has the meaning set forth in Section 5(b).

          "AMENDED ROFR NOTICE" has the meaning set forth in Section 4(a).

          "AMENDED TAG-ALONG NOTICE" has the meaning set forth in Section 6(a).

          "ASF COINVEST" has the meaning set forth in the preamble.

          "BLOCKOUT PERIOD" has the meaning set forth in Section 2.

          "BOARD" has the meaning set forth in Section 1.

          "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

          "CARLYLE COINVEST" has the meaning set forth in the preamble.

          "CARLYLE COINVEST I" has the meaning set forth in the preamble.

          "CARLYLE COINVEST II" has the meaning set forth in the preamble.

          "CARLYLE DESIGNEE" has the meaning set forth in Section 1(a)(ii).

          "CARLYLE HOLDERS" has the meaning set forth in the preamble.

          "CERTIFICATE OF AMENDMENT" has the meaning set forth in the Recitals.

          "CHYP COINVEST" has the meaning set forth in the preamble.

          "COMMISSION" has the meaning set forth in Section 8(a)(i).

          "COMPANY" has the meaning set forth in the preamble.

          "COMPANY SALE" means any transaction or series of transactions approved by the Board and the holders of Interests in the manner required hereunder and under the Amended and Restated LLC Agreement, pursuant to which one or more Persons (other than any Carlyle Holder or WCAS Holder) acquires (i) Interests possessing the voting power sufficient to elect a majority of the members of the Board or its successor(s) (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company's equity or otherwise) or (ii) all or substantially all of the assets of the Company and its Subsidiaries.

          "CP III" has the meaning set forth in the preamble.

          "DELAWARE ACT" means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended from time to time.

          "DEMAND NOTICE" has the meaning set forth in Section 8(a)(i)

          "DEMAND REGISTRATION" has the meaning set forth in Section 8(a)(i)

          "DEMANDING HOLDER" has the meaning set forth in Section 8(a)(i)

          "DESIGNATED MANAGEMENT RIGHTS" means, with respect to the management of the Company and any of its Subsidiaries, any of the enumerated rights that have been expressly delegated to the applicable Senior Management team by a duly authorized and adopted resolution of the Board (or, in the case of such rights applicable to a Subsidiary of the Company, by its board of directors (or other comparable governing body)), which resolution shall at such time continue to be in full force and effect.

          "DEX EAST EQUITY INTERESTS" has the meaning set forth in the Recitals.

          "DEX EAST PURCHASE AGREEMENT" has the meaning set forth in the Recitals.

          "DEX MEDIA EAST LLC" has the meaning set forth in Section 1(e).

          "DEX WEST EQUITY INTERESTS" has the meaning set forth in the Recitals.

          "DEX WEST PURCHASE AGREEMENT" has the meaning set forth in the Recitals.

          "DRAG-ALONG NOTICE" has the meaning set forth in Section 5(b).

          "DRAG-ALONG TRANSFEREE" has the meaning set forth in Section 5(a).

          "ELECTING PARTY" has the meaning set forth in Section 4(a).

          "ELECTION NOTICE" has the meaning set forth in Section 4(a).

          "ELECTION PERIOD" has the meaning set forth in Section 4(a).

          "ELIGIBLE SHARES" has the meaning set forth in Section 6(b).

          "EQUITY INTERESTS" has the meaning set forth in the Recitals.

          "EQUITYHOLDER" means each Carlyle Holder, WCAS Holder, and ASF Coinvest, and any other subsequent holder of Interests who agrees to be bound by the terms of this Agreement. Each Equityholder (a) for as long as the Company is a limited liability company, shall be a member of the Company, and (b) at any time after the Company, or any successor thereto, becomes a corporation (by statutory conversion, merger or otherwise), shall be a stockholder of the Company.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations in effect thereunder.

          "EXIT IPO" has the meaning set forth in Section 7.

          "EXIT SALE" has the meaning set forth in Sections 5(a) and 7.

          "FAIR MARKET VALUE" has the meaning set forth in Section 14(l).

          "GOVERNMENTAL APPROVAL" means, with respect to any Transfer of Interests, any consent or other action by, or filing with, any governmental authority required in connection with such Transfer and the expiration or early termination of any applicable statutory waiting period in connection with such action or filing.

          "HSR" has the meaning set forth in Section 4(b).

          "INDEPENDENT DESIGNEE" has the meaning set forth in Section 1(a)(iii).

          "INTEREST" means (i) for as long as the Company is a limited liability company, Interests (as defined in the Amended and Restated LLC Agreement), (ii) at any time after the Company, or any successor thereto, becomes a corporation (by statutory conversion, merger or otherwise) any shares of capital stock of the Company and (iii) any other security of the Company or any successor thereto into which any Interest is converted or for which any Interest is exchanged.

          "IPO DATE" means the date on which the Company consummates an initial Qualified Public Offering.

          "LITIGATION" has the meaning set forth in Section 14(d).

          "MANAGEMENT CONSULTING AGREEMENT" means each of the Management Consulting Agreements entered into on or prior to the date hereof by the Company with, on the one hand, Affiliates of the Carlyle Holders, and on the other hand, Affiliates of the WCAS Holders.

          "MANAGEMENT DESIGNEE" has the meaning set forth in Section 1(a)(iii).

          "OFFERED INTERESTS" has the meaning set forth in Section 4(a).

          "OFFEROR" has the meaning set forth in Section 4(a).

          "OFFICE OF THE CHAIRMAN" has the meaning set forth in Section 1(f).

          "OTHER EQUITYHOLDER" means for purposes of Sections 5, 6, and 7 with respect to any Selling Holder, all Equityholders other than such Selling Holder.

          "PARTY" and "PARTIES" has the meaning set forth in the preamble.

          "PERCENTAGE INTEREST" means the Interest of an Equityholder, expressed as a percentage of the aggregate Interests of the Company, as shown on Schedule A to the Amended and Restated LLC Agreement, as such Schedule A may be updated from time to time.

          "PERMITTED TRANSFERS" has the meaning set forth in Section 2.

          "PERSON" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

          "PROSPECTUS" has the meaning set forth in Section 8(d)(i).

          "PUBLIC SALE" means a Transfer pursuant to a bona fide underwritten public offering pursuant to an effective registration statement filed under the Securities Act or pursuant to Rule 144 under the Securities Act (other than in a privately negotiated sale).

          "PURCHASE AGREEMENTS" has the meaning set forth in the Recitals.

          "QUALIFIED PUBLIC OFFERING" means an underwritten public offering of Interests by the Company pursuant to an effective registration statement filed by the Company with the Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act, pursuant to which the aggregate number of Interests sold in such offering is equal to or greater than 10% of the aggregate Interests of the Company then outstanding.

          "REGISTRABLE INTERESTS" means the Interests other than Interests (i) sold by an Equityholder in a transaction in which its rights under this Agreement are not assigned, (ii) sold pursuant to an effective registration statement under the Securities Act or (iii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act (including transactions under Rule 144, or a successor thereto, promulgated under the Securities Act) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

          "REGISTRATION STATEMENT" has the meaning set forth in Section 8(d).

          "ROFR NOTICE" has the meaning set forth in Section 4(a).

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder.

          "SELLING HOLDER" has the meaning set forth in Sections 4(a), 5(a), 6(a) and 7.

          "SENIOR MANAGEMENT" means those employees of the Company having the title of senior vice president or higher.

          "TAG-ALONG NOTICE" has the meaning set forth in Section 6(a).

          "TAG-ALONG RIGHTS" has the meaning set forth in Section 6(b).

          "TAG-ALONG TRANSFEREE" has the meaning set forth in Section 6(b).

          "TRANSFER" means a transfer, sale, assignment, pledge, hypothecation or other disposition or exchange; and "Transferring" or "Transferred" have correlative meanings.

          "WCAS COINVEST II" has the meaning set forth in the preamble.

          "WCAS COINVEST" has the meaning set forth in the preamble.

          "WCAS DESIGNEE" has the meaning set forth in Section 1(a)(ii).

          "WCAS HOLDERS" has the meaning set forth in the preamble.

          "WELSH CARSON IX" has the meaning set forth in the preamble.

          (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the word "including" shall mean "including, without limitation", and (vi) the word "or" shall be disjunctive but not exclusive.

          (c) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

          (d) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

          (e) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

SECTION 14. MISCELLANEOUS

          (a) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee of the Interests and shall also apply to any Interests acquired by Equityholders after the date hereof. In the event that any Equityholder Transfers all or any portion of its Interests to any other Person, as permitted herein, such transferee shall execute a counterpart of this agreement in the form attached as Exhibit A hereto and agree to be bound by the terms hereof for all purposes hereunder. Any Affiliate of a Carlyle Holder or a WCAS Holder that receives Interests hereunder shall be considered a Carlyle Holder or WCAS Holder, as applicable, for all purposes hereunder.

          (b) Specific Performance. Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of each other Party's obligations under this Agreement. The Parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (c) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

          (d) Submission to Jurisdiction; Waiver of Jury Trial. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement, (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective notice address, as provided for in this Agreement, shall be effective service of process for any Litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the Parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

          (e) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (f) Notices. All notices, requests or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid and certified with return receipt requested, or by depositing such writing with a reputable overnight courier for next day delivery, or by delivering such writing to the recipient in person, by courier or by facsimile transmission. A notice, request or consent given under this Agreement shall be effective on receipt by the Person to receive it. All notices, requests and consents to be sent to (i) a Equityholder shall be sent to or made at the addresses given for that Equityholder on the list attached to the Amended and Restated LLC Agreement as Exhibit A or such other address as that Equityholder may specify by notice to the Company, with a copy (in the case of notice to a Carlyle Holder) to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, NY 10022, Attn: R. Ronald Hopkinson, and a copy (in the case of notice to a WCAS Holder) to Kirkland & Ellis, Citigroup Center, 153 E. 53rd Street, New York, NY 10022, Attn: Michael Movsovich, and (ii) the Company shall be sent to or made at the address for the Company set forth in the Amended and Restated LLC Agreement.

          (g) Recapitalization, Exchange, Etc. Affecting the Company's Interests. Except with respect to any transaction which is a Company Sale, the provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all Interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, conversion to a corporation or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Interests and shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

          (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

          (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

          (j) Amendment. This Agreement may be amended only by written agreement signed by the Carlyle Holders and the WCAS Holders; provided that (i) the written consent of each other Party shall be required for any such amendment that disproportionately affects in any material manner such Party or adversely affects in any material manner the Transfer rights under this Agreement of such Party, and (ii) following the date of which either the Carlyle Holders or the WCAS Holders have Transferred more than 80% of their original Percentage

Interests, respectively, such amendments shall then instead require the approval of a majority of the outstanding Interests, subject in any event to the provisions in clause (i) above. At any time hereafter, Persons acquiring Interests may be made parties hereto by executing a signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto.

          (k) Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Equityholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase or cancellation of any Interest or any option to purchase Interests.

          (l) Determination of Fair Market Value. The "FAIR MARKET VALUE" of any securities shall be determined as follows:

                  (i) if such security is listed on one or more national securities exchanges (within the meaning of the Exchange Act), the Fair Market Value shall be the average closing price of such security for the most recent twenty (20) trading days on the principal exchange on which such security is then trading;

                  (ii) if such security is not traded on a national securities exchange but is quoted on NASDAQ or a successor quotation system, the Fair Market Value shall be the average last sales price for the most recent twenty (20) trading days as reported by NASDAQ or such successor quotation system; or

                  (iii) if such security is not publicly traded on a national securities exchange and is not quoted on NASDAQ or a successor quotation system, the Fair Market Value shall be determined in good faith by the Board.

          (m) Integration. This Agreement constitutes the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

          (n) Further Assurances. In connection with this Agreement and the transactions contemplated thereby, each Equityholder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

          IN WITNESS WHEREOF, the Parties have executed this Equityholders Agreement as of the date first above written.


                                            CARLYLE HOLDERS

                                            CARLYLE PARTNERS III, L.P.

                                            By: TC Group III, L.P.,
                                                its General Partner

                                            By: TC Group III, L.L.C.,
                                                its General Partner

                                            By: TC Group, L.L.C.,
                                                its Managing Member

                                            By: TCG Holdings, L.L.C.,
                                                its Managing Member

                                            By: /s/ James A. Attwood, Jr.
                                                --------------------------------
                                                Name: James A. Attwood, Jr.
                                                Title: Managing Director


                                            CP III COINVESTMENT, L.P.

                                            By: TC Group III, L.P.,
                                                its General Partner

                                            By: TC Group III, L.L.C.,
                                                its General Partner

                                            By: TC Group, L.L.C.,
                                                its Managing Member

                                            By: TCG Holdings, L.L.C.,
                                                 Managing Member

                                            By: /s/ James A. Attwood, Jr.
                                                --------------------------------
                                                Name: James A. Attwood, Jr.
                                                Title: Managing Director

                                            CARLYLE-DEX PARTNERS L.P.

                                            By: TC Group III, L.P.,
                                                its General Partner

                                            By: TC Group III, L.L.C.,
                                                its General Partner

                                            By: TC Group, L.L.C.,
                                                its Managing Member

                                            By: TCG Holdings, L.L.C.,
                                                its Managing Member

                                            By: /s/ James A. Attwood, Jr.
                                                --------------------------------
                                                Name: James A. Attwood, Jr.
                                                Title: Managing Director


                                            CARLYLE-DEX PARTNERS II L.P.

                                            By: TC Group III, L.P.,
                                                its General Partner

                                            By: TC Group III, L.L.C.,
                                                its General Partner

                                            By: TC Group, L.L.C.,
                                                its Managing Member

                                            By: TCG Holdings, L.L.C.,
                                                its Managing Member

                                            By: /s/ James A. Attwood, Jr.
                                                --------------------------------
                                                Name: James A. Attwood, Jr.
                                                Title: Managing Director


                                            CARLYLE HIGH YIELD PARTNERS, L.P.

                                            By: TCG High Yield, LLC
                                                its General Partner

                                            By: /s/ Michael J. Zupon
                                                --------------------------------
                                                Name: Michael J. Zupon
                                                Title: Managing Director

                                        WCAS HOLDERS


                                        WELSH, CARSON, ANDERSON & STOWE IX, L.P.

                                        By: WCAS IX Associates LLC,
                                            as its General Partner

                                        By: /s/ Anthony J. de Nicola
                                            ------------------------------------
                                            Name: Anthony J. de Nicola
                                            Title: Managing Member


                                        WD GP ASSOCIATES LLC

                                        By: WCAS IX Associates LLC,
                                            as its General Partner

                                        By: /s/ Anthony J. de Nicola
                                            ------------------------------------
                                            Name: Anthony J. de Nicola
                                            Title: Managing Member


                                        WD INVESTORS LLC

                                        By: WCAS IX Associates LLC,
                                            as its General Partner

                                        By: /s/ Anthony J. de Nicola
                                            ------------------------------------
                                            Name: Anthony J. de Nicola
                                            Title: Managing Member

                                            A.S.F. CO-INVESTMENT PARTNERS, L.P.

                                            By: PAF 10198, LLC,
                                            as its General Partner

                                            By: Old Kings I, LLC,
                                            as Managing Member

                                            By: /s/ Jonathan E. Murphy
                                                --------------------------------
                                                Name: Jonathan E. Murphy
                                                Title: Managing Member

                                            Address:

                                            A.S.F. Co-Investment Partners, L.P.
                                            c/o Portfolio Advisors LLC
                                            9 Old Kings Highway South
                                            Darien, CT 06820

                                            DEX HOLDINGS LLC

                                            By: /s/ Anthony J. de Nicola
                                                --------------------------------
                                            Name: Anthony J. de Nicola
                                            Title: Managing Director